HEI Exhibit 10.20(a)

AMERICAN SAVINGS BANK SELECT DEFERRED COMPENSATION PLAN

Amendment No. 1 to January 1, 2009 Restatement

The American Savings Bank Select Deferred Compensation Plan (“SDCP”) is hereby amended by this Amendment No. 1 to the January 1, 2009 Restatement, as follows:

1.	Purpose and Explanation. This Amendment is adopted to implement three changes in plan design. The changes are as follows:

a)
Eligibility. Under the current terms of the SDCP, two classes of employee are eligible to participate: Highly Compensated Employees (generally, employees whose W-2 compensation for the preceding Plan Year is equal to at least 120% of the taxable wage base for that year) and Management Employees (generally, employees who possess duties and responsibilities at management level and above). Further, such employees must be specifically selected to participate in the SDCP by the Committee for the SDCP, which is a body appointed by the Board of Directors.

Amendment No. 1 eliminates the Highly Compensated Employees category and restricts eligibility to members of the Bank’s Leadership Council. Any member of the Leadership Council is eligible to participate by reason of such membership.

b)	“SelectMatch”. The SDCP does not currently provide for employer matching contributions.

The American Savings Bank 401(k) Plan (“401(k) Plan”) provides for an employer matching contribution (called the “AmeriMatch”) equal to 100% of the first 4% of Compensation deferred to the 401(k) Plan. However, “Compensation” for this purpose excludes deferrals to the SDCP and is limited by the 401(a)(17) limit. Consequently, deferrals to the SDCP are not exposed to the AmeriMatch, and Compensation in excess of the 401(a)(17) limit ($245,000 for 2010) is also not exposed to the AmeriMatch. In addition, Participants must complete one year of service to be eligible for the AmeriMatch.

Amendment No. 1 provides for an employer matching contribution called the “SelectMatch”. The SelectMatch is coordinated with the AmeriMatch so as to match compensation which is not eligible to be matched in the 401(k) Plan on account of being in excess of the 401(a)(17) limit or representing a contribution to the SDCP. The SelectMatch is provided on a quarterly basis since the AmeriMatch may have fluctuated during a quarter as a consequence of changes in a Participant’s elective deferrals to the 401(k) Plan. A Participant is eligible for the SelectMatch only if he or she has made a Deferral Election with respect to the SDCP and is eligible for the AmeriMatch under the 401(k) Plan (or would be so eligible if the AmeriMatch service requirement did not apply).

For each calendar quarter, the Select Match is equal to the excess of (i) over (ii), where

(i)
is the lesser of (x) 4% of the Participant’s SelectMatch Compensation, year-to-date and (y) the sum of the Participant’s Deferral Contributions under the SDCP and elective deferrals under the 401(k) Plan, year-to-date; and

(ii)	is the amount of the AmeriMatch contributed to the 401(k) Plan for the benefit of the Participant, year-to-date.

The above formula limits the amount of the maximum match to 4% of SelectMatch Compensation (which is defined as Compensation as defined in the 401(k) Plan plus deferrals to the SDCP, unlimited by the 401(a)(17) limit). The formula also incentivizes the deferral of at least 4% of SelectMatch Compensation to the SDCP since any smaller deferral would mean that a portion of the maximum match would be lost.

c)	“SelectShare”. The SDCP does not provide for a non-elective (profit sharing) contribution.

The 401(k) Plan provides for discretionary, non-elective contributions (called “AmeriShare Contributions”) of a certain percentage of AmeriShare Compensation. However, compensation for this purpose again excludes contributions to the SDCP and is limited by the 401(a)(17) limit.

Amendment No. 1 provides for an employer non-elective contribution called the SelectShare Contribution. The SelectShare Contribution is coordinated with the AmeriShare Contribution so as to take into account compensation which is in excess of the 401(a)(17) limit or is excluded from the definition of AmeriShare Compensation on account of being a contribution to the SDCP.

The amount of the SelectShare Contribution is equal to the excess of (i) over (ii), where

(i)	is the product of the Participant’s SelectShare Compensation and the percentage of compensation used to determine AmeriShare Contributions under the 401(k) Plan for the Plan Year, and

(ii)	is the AmeriShare Contribution made to the 401(k) Plan for the benefit of the Participant for the Plan Year.

For this purpose, “SelectShare Compensation” means AmeriShare Compensation as defined under the 401(k) Plan, modified by the inclusion of compensation deferred under the SDCP Plan and not limited by the 401(a)(17) limit.

To be eligible to participate in SelectShare allocations, a Participant must be eligible to participate in AmeriShare allocations (i.e., must have fulfilled the 6 month service requirement for the AmeriShare and must be employed on the last day of the Plan Year, unless an exception to that requirement applies, such as death, disability or retirement).

3.	Supersession. This Amendment No. 1 shall supersede the provisions of the SDCP to the extent that those provisions are inconsistent with this Amendment.

4.	Effective Date. This Amendment No. 1 is effective for Plan Years beginning on or after January 1, 2010.

5.	Section 3.1(a) and (b). Sections 3.1(a) and (b) are amended in their entirety, as follows:

(a)
(1)    General. Only employees who are appointed by the Bank to the Leadership Council are eligible to make Deferral Elections and otherwise to benefit under this Plan. Continued eligibility to make Deferral Elections and to benefit under this Plan, year-by-year, shall be conditioned upon a Participant’s continuing to be a member of the Leadership Council.

(2)
Grandfathered Participants. Notwithstanding Section 3.1(a)(1), Participants who made Deferral Contributions to this Plan in the 2009 Plan Year but who were not members of the Leadership Council as of January 1, 2010, shall continue to be eligible to participate in this Plan as grandfathered Participants and to make Deferral Contributions to it, subject to the right of the Committee to revoke the eligibility of any of such grandfathered Participant at any time. The Participants who are within the scope of this Section 3.1(a)(2) are identified by name in Appendix 3.1(a)(2), which is attached to the Plan and incorporated herein by this reference.

(b)
Effective Date of Eligibility to Participate for Newly Eligible Employees. The effective date of eligibility to participate in this Plan for an employee newly appointed to the Leadership Council shall be the date of such appointment or, in the discretion of the Committee, the start of the Plan Year next following the date on which the employee is appointed to the Leadership Council.

6.	Appendix 3.1(a)(2). An appendix shall be added to the SDCP in the following form:

Appendix 3.1(a)(2)

The following employees are the Participants referred to Section 3.1(a)(2) of the Plan as “grandfathered Participants”:

Karl Baker
Larry Ishii
Seitoku Takahashi

There are no other grandfathered Participants.

7.
SelectMatch and SelectShare. A new Article 4A, which provides for employer matching and non-elective contributions, is added to the SDCP in the form shown in Exhibit A, attached hereto and incorporated herein by this reference.

8.	Conforming Changes to Plan Definitions and Other Provisions.

a)	“Leadership Council.” A definition of “Leadership Council” is added to the SDCP under Article 2, Section 2.1, as follows:

“Leadership Council” shall mean a select group of management employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, each of whom is specifically appointed to the Leadership Council by the Executive Vice Presidents and President of the Bank (“Management Committee”) in their sole discretion and is a First Vice President, Senior Vice President, Executive Vice President, the President, or other member of the Bank’s senior echelon of leadership. Appointment to and removal of members from the Leadership Council may be made by Management Committee from time-to-time, in their sole discretion, with or without notice or reason. Appointment to the Leadership Council is not a contract or guarantee of employment, and attainment of a specific office in the Bank does not entitle such officeholder to be appointed to or remain a member of the Leadership Council. Management Committee may delegate their authority to make and rescind appointments to the Leadership Council to any person or persons.

b)	“Highly Compensated Employee” and “Management Employee.” The definitions of “Highly Compensated Employee” and “Management Employee” under Article 2, Section 2.1, are struck from the SDCP.

c)	“Account Balance.” The definition of “Account Balance” under Article 2, Section 2.1(a), is amended in its entirety, as follows:

(a)
“Account Balance” shall mean, as of any given date called for under the Plan, the sum of the balances of the Participant’s Deferral Contribution Account, SelectMatch Account, and SelectShare Account as such accounts have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions in accordance with Article 4 of the Plan.

d)	“Accounts.” A definition of “Accounts” is added to the SDCP under Article 2, Section 2.1, as follows:

“Accounts” means and includes a Participant’s Deferral Contribution Account, SelectMatch Account, and SelectShare Account.

e)	“SelectMatch Account.” A definition of “SelectMatch Account” is added to the SDCP under Article 2, Section 2.1, as follows:

“SelectMatch Account” shall mean an account to record a Participant’s aggregate SelectMatch Contributions, as adjusted for Investment Adjustments and any distributions. The SelectMatch Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan which are sourced in employer matching contributions, as defined under Article 4A. The SelectMatch Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for purposes of the Code or ERISA, and contingent amounts credited thereto shall not be considered “plan assets” for ERISA purposes. The SelectMatch Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer promises to pay to a Participant and shall thus constitute merely an unsecured promise to pay such amounts in the future.

f)	“SelectShare Account.” A definition of “SelectShare Account” is added to the SDCP under Article 2, Section 2.1, as follows:

“SelectShare Account” shall mean an account to record a Participant’s aggregate SelectShare Contributions, as adjusted for Investment Adjustments and any distributions. The SelectShare Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan which are sourced in employer matching contributions, as defined under Article 4A. The SelectShare Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for purposes of the Code or ERISA, and contingent amounts credited thereto shall not be considered “plan assets” for ERISA purposes. The SelectShare Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer promises to pay to a Participant and shall thus constitute merely an unsecured promise to pay such amounts in the future.

g)
Replacement of “Deferral Contribution Accounts” with “Accounts.” The terms, “Deferral Contribution Accounts” and “Deferral Contribution Account”, are replaced with the terms, “Accounts” and “Account”, in any context in which the intent of the former terms is to signify or make reference to all of a Participant’s Accounts in the Plan, including in the following Sections of the SDCP: 2.1(cc), 2.1(ff), 2.1(kk), 4.3, 4.4(b), 4.4(d), 6.1(b), 6.2(a), and 6.3.

h)	Section 2.1(q). A new final sentence is added to the definition of “Deferral Agreement” under Section 2.1(q), as follows:

Any SelectMatch Contributions or SelectShare Contributions made to the Plan for the Participant’s benefit with respect to a Plan Year, together with any Investment Adjustments thereon, shall be subject to the same Salary Deferral Agreement for such Plan Year as the Participant’s Deferral Contributions.

i)	Section 2.1(ff). The last sentence of the definition of “Investment Adjustments” under Section 2.1(ff) is replaced with the following sentence:

Investment Adjustments shall be made at least once annually and shall be treated as being included in a Participant’s Deferral Contributions, SelectMatch Contributions, or SelectShare Contributions, as the case may require, and subject to the same Deferral Agreement applicable to such Deferral Contributions, SelectMatch Contributions, and SelectShare Contributions.

j)	Renumbering of subsections of Sections 2.1. The definitions under Article 2, Section 2.1, are renumbered in accordance with the above additions and deletions.

9.	Except as modified herein, all the terms and provisions of the SDCP, as amended, shall continue in full force and effect.

* * *

IN WITNESS WHEREOF, American Savings Bank has caused this Amendment No. 1 to the January 1, 2009 Restatement of the American Savings Bank Select Deferred Compensation Plan to be executed by its duly authorized officer on December 30, 2009.

AMERICAN SAVINGS BANK

By_/s/ Timothy K. Schools_______________________
Its President

EXHIBIT A

AMENDMENT NO. 1 TO JANUARY 1, 2009 RESTATEMENT

ARTICLE 4A. EMPLOYER MATCHING AND NON-ELECTIVE CONTRIBUTIONS

4A.1    SelectMatch Contributions.

(a)
General. Each Participant electing to make Deferral Contributions to the Plan for a Plan Year shall be entitled to receive employer matching contributions with respect to such Deferral Contributions. Such employer matching contributions shall be known as the SelectMatch Contributions and shall be made to the Participant’s SelectMatch Account as soon as administratively feasible after the end of each calendar year quarter in a Plan Year. The intent of the SelectMatch is to provide a matching contribution of up to four per cent (4%) of the SelectMatch Compensation elected to be deferred to the Plan by a Participant, year-to-date, offset by the amount of the Participant’s elective deferrals under the American Savings Bank 401(k) Plan (“401(k) Plan”), year-to-date.

(b)	Amount of SelectMatch Contribution. The amount of a Participant’s SelectMatch Contribution for a calendar quarter shall be equal to the excess of (i) over (ii), where

(i)
is the lesser of (x) 4% of the Participant’s SelectMatch Compensation, year-to-date and (y) the sum of the Participant’s Deferral Contributions under this Plan and elective deferrals under the 401(k) Plan, year-to-date; and

(ii)	is the amount of the AmeriMatch contributed to the 401(k) Plan for the benefit of the Participant, year-to-date.

(c)
SelectMatch Compensation. For purposes of this Section 4A.1, “SelectMatch Compensation” means “Compensation” as defined under the 401(k) Plan, modified by the inclusion of Deferral Contributions under this Plan and not limited by the annual limit imposed by Section 401(a)(17) of the Code on compensation that may be taken into account by qualified plans (“401(a)(17) Limit”).

(d)	Investment Adjustments. SelectMatch Contributions shall be deemed to include Investment Adjustments thereon, which shall be credited to a Participant’s SelectMatch Account.

(e)
AmeriMatch Requirements Apply Except for Service Requirement. A Participant is eligible for a SelectMatch Contribution with respect to a Plan Year only if the Participant has elected to make Deferral Contributions to the Plan for such Plan

Year and is eligible for the AmeriMatch (or would be so eligible if the AmeriMatch service requirement did not apply).

(f)
Salary Deferral Agreement to Control. Any SelectMatch Contributions made to the Plan for the Participant’s benefit with respect to a Plan Year, together with any Investment Adjustments thereon, shall be subject to the terms of the Participant’s Salary Deferral Agreement for such Plan Year.

4A.2    SelectShare Contributions.

(a)
General. For each Plan Year with respect to which the Employer makes an AmeriShare Contribution to the 401(k) Plan, the Employer shall make a non-elective contribution to this Plan which shall be known as the SelectShare Contribution. Each Participant eligible to make Deferral Elections with respect to a Plan Year shall be entitled to have a SelectShare Contribution made to the Particpant’s SelectShare Account for such Plan Year. The intent of the SelectShare Contribution is to provide a non-elective contribution under the Plan with respect to compensation which is ineligible to be taken into account for AmeriShare purposes under the 401(k) Plan on account of such compensation’s exceeding the 401(a)(17) Limit or of representing a Deferral Contribution to the SDCP.

(b)	Amount of SelectShare Contribution. The SelectShare Contribution allocable to a Participant is equal to the excess of (i) over (ii), where

(i)	is the product of the Participant’s SelectShare Compensation and the percentage of Compensation used to determine the Participant’s AmeriShare Contribution under the 401(k) Plan for the Plan Year, and

(ii)	is the amount of the AmeriShare Contribution made to the 401(k) Plan for the benefit of the Participant for the Plan Year.

(c)
SelectShare Compensation. For purposes of this Section 4A.2, “SelectShare Compensation” means “AmeriShare Compensation” as defined under the 401(k) Plan, modified by the inclusion of Deferral Contributions under this Plan and not limited by the 401(a)(17) Limit.

(d)	Investment Adjustments. SelectShare Contributions shall be deemed to include Investment Adjustments thereon, which shall be credited to a Participant’s SelectShare Account.

(e)
AmeriShare Requirements Apply. To be eligible to participate in SelectShare allocations, a Participant must be eligible to participate in AmeriShare allocations as defined under the 401(k) Plan (i.e., must have fulfilled the 6 month service requirement for the AmeriShare and must be employed on the last day of the Plan

Year, unless an exception to that requirement applies, such as death, disability or retirement).

(f)
Deferral Agreements to Control. Any SelectShare Contributions made to the Plan for the Participant’s benefit with respect to a Plan Year, together with any Investment Adjustments thereon, shall be subject to the Participant’s Salary Deferral Agreement for such Plan Year. If the Participant has not made a Salary Deferral Agreement for such Plan Year, then such SelectShare Contributions, together with any Investment Adjustments thereon, shall be subject to the terms of the first to exist of the following Agreements: the Participant’s Bonus Deferral Agreement for such Plan Year; the Participant’s Commissions Deferral Agreement for such Plan Year; the Participant’s most recently executed Salary Deferral Agreement; the Participant’s most recently executed Bonus Deferral Agreement; and the Participant’s most recently executed Commissions Deferral Agreement.

END OF EXHIBIT A